UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2017
Date of Report (Date of earliest event reported)

MODERN MOBILITY AIDS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Canadian Place Suite 350 Toronto, Ontario Canda	M5X 1C1
(Address of principal executive offices)	(Zip Code)

(416) 890 4820
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective October 3, 2017, the Board of Directors of Galileo Life Sciences Inc., a Nevada corporation (the “Company”), pursuant to unanimous written consent board of director resolutions, authorized a change in the Company’s name to back to Modern Mobility Aids, Inc. (the “Name Change”). On October 3, 2017, the Company filed a Certificate of Amendment with the Nevada Secretary of State amending its articles of incorporation to reflect the change in corporate name to “Modern Mobility Aids Inc.” (the “Amendment). The Amendment was approved by the Board of Directors pursuant to written consent resolutions dated October 3, 2017 and further approved by the shareholders holding a majority of the total issued and outstanding shares of common stock of the Company pursuant to written consent resolutions dated October 3, 2017.

The current Board of Directors deemed it desirable to retain the name “Modern Mobility Aids Inc.” so that the Company does not incur additional expenses associated with changing its trading symbol and name on the marketplace with FINRA. The Board of Directors further believes that the name “Modern Mobility Aids Inc.” adequately projects the Company’s current business operations and recognizes the goodwill associated with the name.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01
Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.2 Certificate of Amendment to the Articles of Incorporation dated October 3, 2017 as filed with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MOBILITY AIDS, INC.

/s/ Tito DiMarco
DATE: October 5, 2017	Name: Tito DiMarco Title: President/Chief Executive Officer
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